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  Allegheny Energy, Inc. Agrees to Purchase UtiliCorp United's
                  West Virginia Power Division


     Hagerstown, Md., September 9, 1999-Allegheny Energy, Inc. (NYSE: AYE) today announced that its energy delivery company-with regulated utilities doing business as Allegheny Power-has agreed to purchase for $75 million the assets of West Virginia Power, a division of UtiliCorp United Inc. (NYSE: UCU). The transaction, which has been approved by both companies' Boards of Directors, is expected to provide shareholder value, be accretive to earnings in the first year, and strengthen Allegheny's long-standing commitment to West Virginia.

     "This is an important growth opportunity for Allegheny Energy," according to Alan J. Noia, Chairman and Chief Executive Officer of Allegheny Energy. "West Virginia Power's service territory is an extension of our existing service territory in the state, so we have a great deal of knowledge and experience in serving customers in this region. We have a solid history of providing reliable and high-quality customer service and look forward to building upon improvements in this area which UtiliCorp has been making. We couldn't ask for a better fit strategically, and it just happens to be a great fit geographically, as well."

     "Allegheny is looking forward to providing our century of experience serving customers well in West Virginia and our excellence in customer service to these 50,000 new customers," said Jay S. Pifer, President of Allegheny Power. "We also expect that this expertise will add to shareholder value by reducing costs within the operation and expanding our customer base."

     According to Pifer, this acquisition will allow Allegheny to further advance its strategy of growing its energy delivery business by adding 26,000 electric customers and 24,000 natural gas customers, offering an opportunity to diversify the Company's energy options and to gain experience in the gas distribution business.

     Allegheny also signed a 20-year gas supply agreement with a UtiliCorp subsidiary, Aquila Energy, to supply natural gas. In addition, Allegheny has agreed to purchase from UtiliCorp for $3.45 million Appalachian Electric Heating, a heating, ventilation, and air conditioning installation and service operation with locations in West Virginia Power's service area.



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     The purchase of the assets is conditioned upon the approvals of the Public Service Commission of West Virginia, the Securities and Exchange Commission, and the Department of Justice/Federal Trade Commission. It is hoped that all required approvals will be received and the transaction completed in the first quarter of 2000.

     Allegheny Energy, Inc. is a diversified energy company headquartered in Hagerstown, Md. The Allegheny Energy family includes Allegheny Power, which delivers electric energy to about three million people in parts of Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; Allegheny Energy Supply, which operates and markets competitive retail and wholesale electric generation and operates regulated electric generation for its affiliates; and Allegheny Ventures, which actively invests in and develops energy-related and telecommunications projects. For more information, check our web site at www.alleghenyenergy.com.

     Based in Kansas City, Missouri, UtiliCorp United is a multinational energy company with $6.8 billion in assets and 12-month sales of $14.9 billion. It serves more than 4.5 million customers in the United States, Canada, and the United Kingdom, and in New Zealand and Australia where it is the largest operator of energy networks.






     Certain statements above constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, and prices. Such factors include, among others, the following: general and economic and business conditions; industry capacity; changes in technology; changes in political, social, and economic conditions; regulatory matters; integration of the operations of Allegheny Energy; regulatory conditions applicable to the transaction; the loss of any significant customers; and changes in business strategy or business plans.






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